EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated February 28, 2006 with respect to the consolidated financial statements and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report dated February 28, 2006 refers to a change to the method of accounting for variable interest entities.

/s/ KPMG LLP
KPMG LLP

Omaha, Nebraska
May 30, 2006